                           SECURITIES PURCHASE AGREEMENT

      SECURITIES PURCHASE AGREEMENT (this "Agreement"), dated as of October 1, 1999, by and between Shared Technologies Cellular, Inc., a Delaware corporation (the "Company"), and each of the entities whose names appear on the signature pages hereof. Such entities are each referred to herein as a "Purchaser" and, collectively, as the "Purchasers".

      The Company wishes to sell to each Purchaser, and each Purchaser wishes to buy, on the terms and subject to the conditions set forth in this Agreement, shares (the "Preferred Shares") of the Company's Series D Convertible Preferred Stock, par value $.01 per share (the "Preferred Stock"). The Preferred Shares are convertible pursuant to the terms of the Certificate of Designation relating to the Preferred Stock, the form of which is attached hereto as Exhibit A (the "Certificate of Designation"), into shares (the "Conversion Shares") of the Company's common stock, par value .01 per share (the "Common Stock"). The Preferred Shares and the Conversion Shares are collectively referred to herein as the "Securities". Any capitalized term used herein that is not otherwise defined shall have the meaning specified therefor in the Certificate of Designation.

      The sale of the Preferred Shares by the Company to the Purchasers will be effected in reliance upon the exemption from securities registration afforded by the provisions of Regulation D ("Regulation D"), as promulgated by the Securities and Exchange Commission (the "Commission") under the Securities Act. The Company has agreed to effect the registration of the Conversion Shares under the Securities Act of 1933, as amended (the "Securities Act"), upon the request of the Purchasers commencing six months after the Closing Date, as hereinafter defined, pursuant to the Registration Rights Agreement of even date herewith by and between the Company and each of the Purchasers (the "Registration Rights Agreement").

      The Company and each Purchaser hereby agree as follows:

1.    PURCHASE AND SALE OF PREFERRED SHARES

      1.1 Agreement to Purchase and Sell. Upon the terms and subject to the satisfaction or waiver of the conditions set forth herein, the Company agrees to sell and each Purchaser agrees to purchase the number of Preferred Shares set forth below such Purchaser's name on the signature pages hereof at a purchase price for such Preferred Shares equal to one thousand dollars ($1,000) times the number of Preferred Shares purchased by such Purchaser (the "Purchase Price").

      1.2 Closing. The closing of the purchase and sale of the Preferred Shares hereunder (the "Closing") will occur upon the satisfaction (or waiver) of the conditions set forth herein, the execution and delivery of this Agreement and the other Transaction Documents (as defined below) by the Company and each Purchaser (which delivery may be effected by facsimile transmission), and full payment of the Purchase Price by each Purchaser by wire transfer of immediately available funds against physical delivery by the Company of duly executed certificates representing the Preferred Shares purchased by such Purchaser at the Closing. The date on which the Closing occurs is hereinafter referred to as the "Closing Date".

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      1.3 Certain Definitions. When used herein, (A) "Business Day" shall mean any day on which the New York Stock Exchange (the "NYSE") and commercial banks in the city of New York are open for business, (B) an "affiliate" of a party shall mean any person or entity controlling, controlled by or under common control with that party and (C) "control" shall mean, with respect to an entity, the ability to direct the business, operations or management of such entity, whether through an equity interest therein or otherwise.

2.    REPRESENTATIONS AND WARRANTIES OF EACH PURCHASER.

      Each Purchaser hereby represents and warrants to the Company and agrees with the Company that, as of the date of this Agreement and as of the Closing
Date:

      2.1 Authorization: Enforceability. Such Purchaser is duly and validly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation or organization with full power and authority to purchase the Preferred Shares and to execute and deliver this Agreement. This Agreement and the Registration Rights Agreement each constitutes such Purchaser's valid and legally binding obligation, enforceable in accordance with its terms.

      2.2 Accredited Investor; Purchase as Principal. Such Purchaser is an accredited investor as that term is defined in Rule 501 of Regulation D, and is acquiring the Preferred Shares solely for its own account as a principal and not with a present view to the public resale or distribution of all or any part thereof, except pursuant to sales that are exempt from the registration requirements of the Securities Act and/or sales registered under the Securities Act; provided, however that in making such representation, such Purchaser does not agree to hold the Securities for any minimum or specific term and reserves the right to sell, transfer or otherwise dispose of the Securities at any time in accordance with the provisions of this Agreement and with Federal and state securities laws applicable to such sale, transfer or disposition.

      2.3 Information. The Company has provided such Purchaser with information regarding the business, operations and financial condition of the Company, and has granted to such Purchaser the opportunity to ask questions of and receive answers from representatives of the Company, its officers, directors, employees and agents concerning the Company and materials relating to the terms and conditions of the purchase and sale of the Preferred Shares hereunder. Neither such information nor any other investigation conducted by such Purchaser or any of its representatives shall modify, amend or otherwise affect such Purchaser's right to rely on the Company's representations and warranties contained in this Agreement.

      2.4 Limitations on Disposition. Such Purchaser acknowledges that, except as provided in the Registration Rights Agreement, the Securities have not been and are not being registered under the Securities Act and may not be transferred or resold without registration under the Securities Act or unless pursuant to an exemption therefrom.

      2.5 Legend. Such Purchaser understands that the certificates representing the Securities may bear at issuance a restrictive legend in substantially the following form:


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            "The securities represented by this certificate have not been registered under the Securities Act of 1933, as amended (the "Securities Act"), or the securities laws of any state, and may not be offered or sold unless a registration statement under the Securities Act and applicable state securities laws shall have become effective with regard thereto, or an exemption from registration under such laws is available in connection with such offer or sale."

      Notwithstanding the foregoing, it is agreed that, as long as (A) the resale or transfer (including without limitation a pledge) of any of the Securities is registered pursuant to an effective registration statement, (B) such Securities have been publicly sold pursuant to Rule 144 ("Rule 144"), or
(C) such Securities can be publicly sold pursuant to Rule 144(k) under the Securities Act, such Securities shall be issued without any legend or other restrictive language and, with respect to Securities upon which such legend is stamped, the Company shall issue new certificates without such legend to the holder upon request.

3.    REPRESENTATIONS AND WARRANTIES OF THE COMPANY.

      The Company hereby represents and warrants to each Purchaser and agrees with each Purchaser that, as of the date of this Agreement and as of the Closing
Date:

      3.1 Organization, Good Standing and Qualification. Each of the Company and its subsidiaries is duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation or organization and has all requisite corporate power and authority to carry on its business as now conducted. Each of the Company and its subsidiaries is duly qualified to transact business and is in good standing in each jurisdiction in which the failure so to qualify would have a material adverse effect on the consolidated business or financial condition of the Company and its subsidiaries taken as a whole.

      3.2 Authorization; Consents. The Company has the requisite corporate power and authority to enter into and perform its obligations under (i) this Agreement and (ii) the Registration Rights Agreement (the instruments described in (i) and (ii) being collectively referred to herein as the "Transaction Documents"), to execute, file and perform its obligations under the Certificate of Designation, to issue and sell the Preferred Shares to the Purchasers in accordance with the terms hereof and to issue the Conversion Shares upon conversion of the Preferred Shares in accordance with the Certificate of Designation. Except as set forth on
Schedule 3.2, all corporate action on the part of the Company by its officers, directors and stockholders necessary for (A) the authorization, execution and delivery of, and the performance by the Company of its obligations under, the Transaction Documents, and (B) the authorization, execution and filing of, and the performance by the Company of its obligations under, the Certificate of Designation has been taken, and no further consent or authorization of the Company, its Board of Directors, its stockholders, any governmental agency or organization (other than such approval as may be required under the Securities Act and applicable state securities laws in respect of the Registration Rights Agreement), or any other person or entity is required (pursuant to any rule of the National Association of Securities Dealers, Inc. or otherwise).

      3.3 Enforcement. The Transaction Documents constitute valid and legally binding obligations of the


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Company, enforceable in accordance with their respective terms.

      3.4 Disclosure Documents; Agreements; Financial Statements; Other Information. The Company has filed with the Commission: (i) the Company's Annual Report on Form 10-K for the year ended December 31, 1998, as amended, (ii) Quarterly Reports on Form 10-Q for the quarters ended March 31, 1999, as amended, and June 30, 1999, (iii) all Current Reports on Form 8-K, and any other reports, required to be filed with the Commission since December 31, 1998 and prior to the date hereof and (iv) the Company's definitive Proxy Statement for its 1999 Annual Meeting of Stockholders (collectively, the "Disclosure Documents"). The Company is not aware of any event occurring on or prior to the Closing (other than the transactions effected hereby) that would require the filing of, or with respect to which the Company intends to file, a Form 8-K after the Closing. Each Disclosure Document, as of the date of the filing thereof with the Commission, conformed in all material respects to the requirements of the Exchange Act, and the rules and regulations thereunder and, as of the date of such filing (or the date of any amendment to such filing), such Disclosure Documents did not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. All material agreements required to be filed as exhibits to the Disclosure Documents have been filed as required. Neither the Company nor any of its subsidiaries is in breach of any agreement to which it is a party or by which it is bound where such breach is reasonably likely to have a material adverse effect on (i) the consolidated business, operations, properties, financial condition, prospects or results of operations of the Company and its subsidiaries taken as a whole, (ii) the transactions contemplated hereby, by the other Transaction Document and by the Certificate of Designation or (iii) the ability of the Company to perform its obligations under this Agreement, under the other Transaction Document and under the Certificate of Designation (collectively, a "Material Adverse Effect"). Except as set forth in the Disclosure Documents, the Company has no liabilities, contingent or otherwise, other than liabilities incurred in the ordinary course of business which, under generally accepted accounting principles, are not required to be reflected in such financial statements and which, individually or in the aggregate, are not material to the consolidated business or financial condition of the Company and its subsidiaries taken as a whole. As of their respective dates, the financial statements of the Company included in the Disclosure Documents complied as to form in all material respects with applicable accounting requirements and the published rules and regulations of the Commission with respect thereto. Such financial statements have been prepared in accordance with generally accepted accounting principles consistently applied at the times and during the periods involved (except (i) as may be otherwise indicated in such financial statements or the notes thereto, or (ii) in the case of unaudited interim statements, to the extent they may exclude footnotes or may be condensed or summary statements) and fairly present in all material respects the financial position of the company as of the dates thereof and the results of its operations and cash flows for the periods then ended (subject, in the case of unaudited statements, to normal year end adjustments).

      3.5 Capitalization. The capitalization of the Company, including its authorized capital stock, the number of shares issued and outstanding, the number of shares issuable and reserved for issuance pursuant to the Company's stock option plans, the number of shares issuable and reserved for issuance pursuant to securities (other than the Preferred Stock) exercisable for, or convertible


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into or exchangeable for any shares of Common Stock and the number of shares initially to be reserved for issuance upon conversion of the Preferred Shares is set forth on Schedule 3.5 hereto. All of such outstanding shares of capital stock have been, or upon issuance will be, validly issued, fully paid and non-assessable. Except as disclosed on Schedule 3.5, no shares of the capital stock of the Company are subject to preemptive rights or any other similar rights of the stockholders of the Company or any liens or encumbrances created by or through the Company. Except as disclosed on Schedule 3.5, or as contemplated herein, there are no outstanding options, warrants, scrip, rights to subscribe to, calls or commitments of any character whatsoever relating to, or securities or rights convertible into or exercisable or exchangeable for, any shares of capital stock of the Company or any of its subsidiaries, or arrangements by which the Company or any of its subsidiaries is or may become bound to issue additional shares of capital stock of the Company or any of its subsidiaries.

      3.6 Valid Issuance. The Preferred Shares are duly authorized and, when issued, sold and delivered in accordance with the terms hereof, (i) will be duly and validly issued, fully paid and nonassessable, free and clear of any taxes, liens, claims, preemptive or similar rights or encumbrances imposed by or through the Company (collectively, "Encumbrances"), (ii) based in part upon the representations of each Purchaser in this Agreement, will be issued, sold and delivered in compliance with all applicable Federal and state securities laws and (iii) will be entitled to all of the rights, preferences and privileges set forth in the Certificate of Designation. The Conversion Shares are duly authorized and reserved for issuance and, when issued upon conversion of the Preferred Shares in accordance with the terms of the Certificate of Designation, will be duly and validly issued, fully paid and nonassessable, free and clear of any Encumbrances.

      3.7 No Conflict with Other Instruments. Except as set forth on Schedule 3.7, neither the Company nor any of its subsidiaries is in violation of any provisions of its charter, bylaws or any other governing document as amended and in effect on and as of the date hereof or in default (and no event has occurred, which, with notice or lapse of time or both, would constitute a default) under any provision of any instrument or contract to which it is a party or by which it is bound, or of any provision of any Federal or state judgment, writ, decree, order, statute, rule or governmental regulation applicable to the Company, which would have a Material Adverse Effect. Except as set forth on Schedule 3.7, the
(i) execution, delivery and performance of this Agreement and the other Transaction Document, (ii) execution and filing of the Certificate of Designation and (iii) consummation of the transactions contemplated hereby and thereby (including without limitation, the issuance of the Preferred Shares and the reservation for issuance and issuance of the Conversion Shares) will not, in any such case, result in any such violation or be in conflict with or constitute, with or without the passage of time and giving of notice, either a default under any such provision, instrument or contract or an event which results in the creation of any lien, charge of encumbrance upon any assets of the Company or of any of its subsidiaries or the triggering of any preemptive or anti-dilution rights or rights of first refusal or first offer on the part of holders of the Company's securities.

      3.8 Financial Condition; Taxes; Litigation.


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            3.8.1 The Company's financial condition is, in all material respects, as described in the Disclosure Documents, except for changes in the ordinary course of business and normal year-end adjustments that are not, in the aggregate, materially adverse to the consolidated business or financial condition of the Company and its subsidiaries taken as a whole. Except as otherwise described in the Disclosure Documents, there has been no material adverse change to the Company's business, operations, properties, financial condition, prospects or results of operations since the date of the Company's most recent Form 10-Q Quarterly Report filed with the Commission.

            3.8.2 Neither the Company nor any of its subsidiaries is the subject of any pending or, to the Company's knowledge, threatened inquiry, investigation or administrative or legal proceeding by the Internal Revenue Service, the taxing authorities of any state or local jurisdiction, the Commission or any state securities commission or other governmental or regulatory entity which could reasonably be expected to have a Material Adverse Effect.

            3.8.3 Except as described on Schedule 3.8.3, there is no material claim, litigation or administrative proceeding pending, or, to the Company's knowledge, threatened or contemplated, against the Company or any of its subsidiaries, or against any officer, director or employee of the Company or any such subsidiary in connection with such person's employment therewith. Neither the Company nor any of its subsidiaries is a party to or subject to the provisions of, any order, writ, injunction, judgment or decree of any court or governmental agency or instrumentality which could reasonably be expected to have a Material Adverse Effect.

      3.9 Reporting Company; Form S-3. The Company is subject to the reporting requirements of the Exchange Act, has a class of securities registered under
Section 12 of the Exchange Act, and has filed all reports required thereby. The Company is eligible to register for resale shares of its Common Stock on a registration statement on Form S-3 under the Securities Act.

      3.10 Intellectual Property. The Company and its subsidiaries each has the right to use adequate trademarks, trade names and other rights to inventions, know-how, patents, copyrights, confidential information and other intellectual property rights necessary to conduct the business now operated by it, and is not aware of any infringement by a third party with respect to such rights or of any infringement by it or conflict with asserted rights of others that, in any such case, if determined adversely to the Company or any of its subsidiaries, would individually or in the aggregate have a material adverse effect on the consolidated business or financial condition of the Company and its subsidiaries taken as a whole.

      3.11 Registration Rights; Rights of Participation. Except as described on
Schedule 3.11 hereto, (A) the Company has not granted or agreed to grant to any person or entity any rights (including "piggy-back" registration rights) to have any securities of the Company registered with the Commission or any other governmental authority and (B) no person or entity, including, but now limited to, current or former stockholders of the Company, underwriters, brokers, agents or other third parties, has any right of first refusal, preemptive right, right of participation, anti-dilutive right or any similar right to participate in the transactions contemplated by this Agreement, the other Transaction Document or the Certificate of Designation which has not been waived or will


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not be waived or otherwise satisfied as of the Closing.

      3.12 Listing on Nasdaq. The Common Stock is authorized for quotation on the Nasdaq National Market, and trading in the Common Stock on the Nasdaq National Market has not been suspended. The Company is, to its knowledge, in full compliance with the listing criteria of the Nasdaq National Market, and does not reasonably anticipate that the Common Stock will lose its listing on the Nasdaq National Market, whether by reason of the transactions contemplated by this Agreement, the other Transaction Document or the Certificate of Designation, or otherwise and is not aware of any inquiry by or received any notice from the Nasdaq regarding any failure or alleged failure by the Company to comply with such criteria.

      3.13 Solicitation; Other Issuances of Securities. Neither the Company nor any of its subsidiaries or affiliates, nor any person acting on its or their behalf, (i) has engaged in any form of general solicitation or general advertising (within the meaning of Regulation D) in connection with the offer or sale of the Preferred Shares, (ii) has, directly or indirectly, made any offers or sales of any security or solicited any offers to buy any security, under any circumstances that would require registration of the Preferred Shares under the Securities Act or (iii) has issued any shares of Common Stock or shares of any series of preferred stock or other securities or instruments convertible into, exchangeable for or otherwise entitling the holder thereof to acquire shares of Common Stock which would be integrated with the sale of the Preferred Shares to the Purchasers, or the issuance of the Conversion Shares upon the conversion or exercise thereof, for purposes of determining whether stockholder approval is required under the listing criteria of the Nasdaq National Market.

      3.14 Fees. Except as described on Schedule 3.14 hereto, the Company is not obligated to pay any compensation or other fee, cost or related expenditure to any underwriter, broker, agent or other representative in connection with the transactions contemplated hereby.

      3.15 Foreign Corrupt Practices. To the knowledge of the Company, neither the Company, nor any of its subsidiaries nor any director, officer, agent, employee or other person acting on behalf of the Company or any subsidiary, has
(i) used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expenses relating to political activity, (ii) made any direct or indirect unlawful payment to any foreign or domestic government official or employee, (iii) violated any provision of the Foreign Corrupt Practices Act of 1977, as amended, or made any bribe, rebate, payoff, influence payment, kickback or other unlawful payment to any foreign or domestic government official or employee.

      3.16 Title. Neither the Company nor any of its subsidiaries owns any real property; each of the Company and its subsidiaries has good and marketable title to all personal property owned by them which is material to the business of the Company and its subsidiaries, in each case free and clear of all liens, encumbrances and defects except as set forth in Schedule 3.16 hereto and except for liens, claims or encumbrances that do not interfere with the use made and proposed to be made of such property by the Company and its subsidiaries. Any real property and facilities held under lease by the Company and its subsidiaries are held by them under valid, subsisting and enforceable leases with such exceptions as are not material and do not interfere with the use


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made and proposed to be made of such property and buildings by the Company and its subsidiaries.

      3.17 Regulatory Permits. The Company and its subsidiaries possess all certificates, authorizations and permits issued by the appropriate federal, state or foreign regulatory authorities necessary to conduct their respective businesses, except where the failure to so possess such certificates, authorizations or permits would not have a Material Adverse Effect, and neither the Company nor any such subsidiary has received any notice of proceedings relating to the revocation or modification of any such certificate, authorization or permit.

      3.18 Key Employees. Each person whose name is set forth on Schedule 3.18 (each, a "Key Employee") is currently serving in the capacity indicated on such schedule on a full-time basis. The Company is not aware of any fact or circumstance (including without limitation the terms of any agreement to which such person is a party or any litigation in which such person is or may become involved) that would limit or prevent any such person from serving in such capacity on a full-time basis in the foreseeable future, or of any intention on the part of any such person to limit or terminate his or her employment with the Company.

4.    COVENANTS OF THE COMPANY.

      4.1 Corporate Existence. The Company shall, so long as any Purchaser or any affiliate of such Purchaser beneficially owns any Securities, maintain its corporate existence in good standing and shall pay all taxes owed by it when due except for taxes which the Company reasonably disputes.

      4.2 Form D; Blue-Sky Qualification. The Company agrees to file a Form D with respect to the Securities as required under Regulation D. The Company shall, on or before the Closing Date (or, if permitted under applicable law or regulation, at such time following the Closing Date as required by such law or regulation), take such action as is necessary to qualify the Preferred Shares for sale under applicable state or "blue-sky" laws or obtain an exemption therefrom.

      4.3 Reporting Status. As long as any Purchaser or any affiliate of such Purchaser beneficially owns any Securities and until the date on which any of the foregoing may be sold to the public pursuant to Rule 144(k) (or any successor rule or regulation), (i) the Company shall timely file with the Commission all reports required to be so filed pursuant to the Exchange Act and
(ii) the Company shall not terminate its status as an issuer required by the Exchange Act to file reports thereunder even if the Exchange Act or the rules or regulations thereunder would permit such termination. The Company agrees to file with the Commission a Form 8-K describing the terms of the transactions contemplated by this Agreement and the other Transaction Document, with this Agreement and the Registration Rights Agreement attached to such Form 8-K as exhibits thereto, on or before the fifth (5th) Business Day following the Closing Date in the form required by the Exchange Act.

      4.4 Reservation of Common Stock. The Company shall at all times have authorized and reserved for issuance, free from any preemptive rights, solely for the purpose of effecting conversions of the Preferred Shares, such number of its shares of Common Stock as shall from time to time be sufficient to effect the conversion of all of the Preferred Shares (the "Reserved Amount"). As of


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the Closing Date, the Reserved Amount shall be 850,000 shares (subject to equitable adjustment for each of the events specified in Section 6 of the Certificate of Designation) shares of Common Stock. The Reserved Amount as of the Closing Date shall be allocated to each Purchaser in the same proportion as the number of Preferred Shares purchased by such Purchaser hereunder bears to the aggregate number of Preferred Shares purchased by all of the Purchasers hereunder.

      4.5 Use of Proceeds. The Company shall use the proceeds from the sale of the Preferred Shares for general corporate purposes only (it being understood that acquisitions by the Company of other entities shall be considered within the meaning of "general corporate purposes"), in the ordinary course of its business and consistent with past practice, and shall not use such proceeds to make a loan to any employee, officer or director of the Company or to repurchase or pay a dividend on shares of Common Stock.

      4.6 Quotation on Nasdaq. The Company shall (i) promptly following the Closing, take such action as may be necessary to include all of the Conversion Shares that may be issued by the Company on the Nasdaq National Market, and (ii) use its reasonable commercial efforts to maintain the designation and quotation, or listing, of the Common Stock on the Nasdaq National Market or the NYSE for a minimum of five (5) years following the Closing.

      4.7 Company's Instructions to Transfer Agent. On or prior to the Closing Date, the Company shall execute and deliver irrevocable instructions to its transfer agent (the "Transfer Agent") (i) to issue certificates representing Conversion Shares upon conversion of the Preferred Shares in accordance with the terms of the Certificate of Designation and receipt of (i) a valid Conversion Notice (as defined in the Certificate of Designation) from a Purchaser and (ii) a confirmation from the Company, in the amount specified in such Conversion Notice, in the name of such Purchaser or its nominee (subject to the Company's right pursuant to the terms of the Certificate of Designation to pay cash in lieu of issuing such certificates upon a conversion), and (ii) to deliver such certificates to such Purchaser no later than the close of business on the later to occur of (A) the third (3rd) Business Day following the related Conversion Date (as defined in the Certificate of Designation) and (B) the first Business Day following the date of delivery of the original certificates, duly endorsed, representing the Preferred Shares being converted. The Company shall instruct the transfer agent that, in lieu of delivering physical certificates representing shares of Common Stock to a Purchaser upon conversion of the Preferred Shares, and as long as the Transfer Agent is a participant in the Depository Trust Company ("DTC") Fast Automated Securities Transfer program, and such Purchaser has not informed the Company that it wishes to received physical certificates therefor, the transfer agent may effect delivery of Conversion Shares by crediting the account of such Purchaser or its nominee at DTC for the number of shares for which delivery is required hereunder within the time frame specified above for delivery of certificates. The Company represents to and agrees with each Purchaser that it will not give any instruction to the Transfer Agent that will conflict with the foregoing instruction or otherwise restrict such Purchaser's right to convert the Preferred Shares or to receive Conversion Shares in accordance with the terms of the Certificate of Designation. In the event that the Company's relationship with the Transfer Agent should be terminated for any reason, the company will use reasonable commercial efforts to ensure that the Transfer Agent shall continue acting as transfer agent pursuant to the terms hereof until such time that a


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successor transfer agent is appointed by the Company and receives the instructions described above.

      4.8 Use of Purchaser Name. Except as may be required by applicable law, the Company shall not use, directly or indirectly, such Purchaser's name or the name of any of its affiliates in any advertisement, announcement, press release or other similar communication unless it has received the prior written consent of any Purchaser for the specific use contemplated (which consent will not be unreasonably withheld) or as otherwise required by applicable law or regulation.

      4.9 Attendance at Board Meetings. For so long as Saudi International Bank ("SIB") or any affiliate of SIB shall hold Preferred Shares with an aggregate Stated Value (as defined in the Certificate of Designation) of not less than $2 million, SIB shall be entitled to select a representative to whom the Company shall give notice of, and permit to attend (but not participate as a director), all meetings of the Board of Directors of the Company.

      4.10 Board Representation. For so long as SIB or any affiliate of SIB shall hold Preferred Shares with an aggregate Stated Value of not less than $3 million, the Company shall use its best efforts to cause the nomination of Ajit
G. Hutheesing and Nicholas E. Sinacori for election to the Board of Directors of the Company.

5.    CONDITIONS TO CLOSING.

      5.1 Conditions to Purchaser's Obligations at Closing. Each Purchaser's obligations at the Closing, including without limitation its obligation to purchase Preferred Shares at the Closing, are conditioned upon the satisfaction by the Company (or waiver by such Purchaser) of each of the following events as of the Closing Date:

            5.1.1 the representations and warranties of the Company set forth in this Agreement shall be true and correct in all material respects as of such date as if made on such date;

            5.1.2 the Company shall have complied with or performed in all material respects all of the agreements, obligations and conditions set forth in this Agreement that are required to be complied with or performed by the Company on or before the Closing;

            5.1.3 the Company shall have delivered to such Purchaser a certificate, signed by an officer of the Company, certifying that the conditions specified in this paragraph 5.1 have been fulfilled as of the Closing;

            5.1.4 the Company shall have filed the Certificate of Designation with the Secretary of State of the State of Delaware and shall have furnished such Purchaser with reasonable evidence of such filing;

            5.1.5 the Company shall have delivered to such Purchaser an opinion of counsel for the Company, dated as of such date, in substantially the form set forth on Exhibit 5.1.5 hereto;

            5.1.6 the Company shall have delivered to such Purchaser duly executed certificates representing the Preferred Shares being so purchased;

            5.1.7 the Company shall have executed and delivered the Registration
                  Rights Agreement;

            5.1.8 the Common Stock shall be designated for quotation on the
                  Nasdaq National Market and no suspension of trading in the Common Stock on such market shall have occurred and be continuing as of the Closing Date;

            5.1.9 the Company shall have authorized and reserved for issuance the number of shares of Common Stock required to be reserved under paragraph 4.4 hereof; and

            5.1.10 the requisite consent of the holders of the Series C
                  Preferred Stock of the Company shall have been obtained with respect to the transactions contemplated by the Transaction Documents, and the waiver of any pre-emptive rights to which such holders and the holders of the Company's outstanding convertible notes issued in May 1998 may be entitled shall have been obtained, or such pre-emptive rights shall have otherwise been satisfied.

      5.2 Conditions to Company's Obligations at the Closing. The Company's obligations at the Closing are conditioned upon the satisfaction (or waiver by the Company) of each of the following events as of the Closing Date:

            5.2.1 the representations and warranties of each Purchaser shall be true and correct in all material respects as of such date as if made on such date; and

            5.2.2 each Purchaser shall have complied with or performed all of the agreements, obligations and conditions set forth in this Agreement that are required to be complied with or performed by the Purchaser on or before the Closing.

6.    MISCELLANEOUS

      6.1 Survival. The representations and warranties made by the parties herein shall survive the Closing for a period of eighteen months notwithstanding any due diligence investigation made by or on behalf of the party seeking to rely thereon. In the event that any provision of this Agreement becomes or is declared by a court of competent jurisdiction to be illegal, unenforceable or void, this Agreement shall continue in full force and effect without said provision; provided that in such case the parties shall negotiate in good faith to replace such provision with a new provision which is not illegal, unenforceable or void, as long as such new provision does not materially change the economic benefits of this Agreement to the parties.

      6.2 Successors and Assigns. The terms and conditions of this Agreement shall inure to the benefit of and be binding upon the respective successors and permitted assigns of the parties. Nothing in this Agreement, express or implied, is intended to confer upon any party other than the parties hereto or their respective successors and permitted assigns any rights, remedies, obligations or liabilities under or by reason of this Agreement, except as expressly provided in this Agreement. The Purchaser may assign its rights and obligations hereunder, in connection with any private sale or transfer of the Preferred Shares in accordance with the terms hereof, as long as, as a condition precedent to such transfer, the transferee executes an acknowledgment agreeing to be bound by the applicable provisions of this Agreement, in which case the term "Purchaser" shall be deemed to refer to such transferee as though such transferee were an original signatory hereto. The Company may not assign it rights or obligations under this Agreement except that, in connection with a Change of Control Transaction (as defined below) where the Company is not the surviving entity, the Company may assign its rights or obligations hereunder to the surviving entity. For purposes hereof, "Change of Control Transaction" shall mean the sale, conveyance or disposition of all or substantially all of the assets of the Company or any of its subsidiaries (including without limitation the sale or other conveyance of any common stock or other equity securities of any of the Company's subsidiaries), or the effectuation of a transaction or series of related transactions, in which more than 50% of the voting power of the Company is disposed of, or the consolidation, merger or other business combination of the Company or any of its subsidiaries with or into any other entity, immediately following which the prior stockholders of the Company fail to own, directly or indirectly, at least fifty (50%) of the surviving entity.

      6.3 No Reliance. Each party acknowledges that (i) it has such knowledge in business and financial matters as to be fully capable of evaluating this Agreement, the other Transaction Document and the transactions contemplated hereby and thereby, (ii) it is not relying on any advice or representation of the other party in connection with entering into this Agreement, the other Transaction Document or such transactions (other than the representations made in this Agreement or the other Transaction Document), (iii) it has not received from such party any assurance or guarantee as to the merits (whether legal, regulatory, tax, financial or otherwise) of entering into this Agreement or the other Transaction Document or the performance of its obligations hereunder and thereunder, and (iv) it has consulted with its own legal, regulatory, tax, business, investment, financial and accounting advisors to the extent that it has deemed necessary, and has entered into this Agreement and the other Transaction Document based on its own independent judgment and on the advice of its advisors as it has deemed necessary, and not on any view (whether written or oral) expressed by such party.

      6.4 Independent Nature of Purchaser's Obligations and Rights. The obligations of each Purchaser hereunder are several and not joint with the obligations of the other Purchasers hereunder, and no Purchaser shall be responsible in any way for the performance of the obligations of any other Purchaser hereunder. Nothing contained herein or in any other agreement or document delivered at the Closing, and no action taken by any Purchaser pursuant hereto or thereto, shall be deemed to constitute the Purchasers as a partnership, an association, a joint venture or any other kind of entity, or create a presumption that the Purchasers are in any way acting in concert with respect to such obligations or the transactions contemplated by this Agreement. Each Purchaser shall be entitled to protect and enforce its rights, including without limitation the rights arising out of this Agreement or out of the other Transaction Document, and it shall not be necessary for any other Purchaser to be joined as an additional party in any proceeding for such purpose.

      6.5 Governing Law; Jurisdiction. This Agreement shall be governed by and construed under the laws of the State of New York without regard to the conflict of laws provisions thereof. Each party hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by mailing a copy thereof (certified or registered mail, return receipt requested) to such party at the address in effect for notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law.

      6.6 Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original, and all of which together shall constitute one and the same instrument.

      6.7 Headings. The headings used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement.

      6.8 Notices. Any notice, demand or request required or permitted to be given by any party to any other party pursuant to the terms of this Agreement shall be in writing and shall be deemed given (i) when delivered personally or by verifiable facsimile transmission (with an original to follow) on or before 5:00 p.m., eastern time, on a Business Day or, if such day is not a Business Day, on the next succeeding Business Day, (ii) on the next Business Day after timely delivery to a nationally-recognized overnight courier and (iii) on the Business Day actually received if deposited in the U.S. mail (certified or registered mail, return receipt requested, postage prepaid), addressed to the parties as follows:

      If to the Company:

      Shared Technologies Cellular, Inc.
      100 Great Meadow Road
      Suite 100
      Wethersfield, CT 06109
      Attn: Legal Department
      Tel: (860) 258-2500
      Fax: (860) 258-2455


      with a copy to:

      Day, Berry & Howard LLP
      260 Franklin Street
      Boston, MA 02110
      Attn: Jeffrey A. Clopeck, Esq.
      Tel: (617) 345-4600
      Fax: (617) 345-4745

and if to any Purchaser, to such address for such Purchaser as shall appear on the signature page hereof executed by such Purchaser, or as shall be designated by such Purchaser in writing to the Company.

      6.9 Expenses. The Company and each Purchaser shall pay all costs and expenses that it incurs in connection with the negotiation, execution, delivery and performance of this Agreement.

      6.10 Entire Agreement; Amendments; Waiver. This Agreement and the other Transaction Document constitute the entire agreement between the parties with regard to the subject mater hereof and thereof, superseding all prior agreements or understandings, whether written or oral, between or among the parties. Except as expressly provided herein, neither this Agreement nor any term hereof may be amended or waived except pursuant to a written instrument executed by the Company and the holders of at least two-thirds (2/3) of the Preferred Shares then outstanding.

                  [Remainder of Page Intentionally Left Blank]

      IN WITNESS WHEREOF, the undersigned have executed this Agreement as of the date first-above written.

SHARED TECHNOLOGIES CELLULAR, INC.


By:    /s/   Anthony D. Autorino
     ---------------------------------
      Name:  Anthony D. Autorino
      Title:  Chairman and CEO


PURCHASER NAME:  SIB INVESTMENT HOLDINGS LIMITED


By:  /s/  Gregga J. Baxter
     ----------------------------------
      Name:  Gregga J. Baxter
      Title:  Vice President


ADDRESS:

            One Knights Bridge
            London SWIX 7XS

            c/o Saudi International Bank
            520 Madison Avenue
            New York, NY  10022

            Tel:  212-207-9100

            Fax:  212-758-5360





Number of shares of Series D Preferred Stock to be purchased:  5,000

      IN WITNESS WHEREOF, the undersigned have executed this Agreement as of the date first-above written.

SHARED TECHNOLOGIES CELLULAR, INC.


By:   /s/   Anthony D. Autorino
      ----------------------------------
      Name:  Anthony D. Autorino
      Title:  Chairman and CEO


PURCHASER NAME:  ARDARA INVESTMENT INC.
      One Director:
      DUCAT LIMITED


By:   /s/   Michael J. Mello                 /s/  Elizabeth L. Jones
      ---------------------------------------------------------------
      Name: Michael J. Mello                      Elizabeth L. Jones
      Title:  Two Directors


MAILING ADDRESS:                         ONLY BY EXPRESS COURIER:

            P.O. Box 5136                            Anita Fernandez
            CH-1211 Geneva 11 Stand                  11, rue de la Corraterie
                                                     CH-1204  Geneva
            Tel: ___________________

            Fax:  4122/709.29.24




Number of shares of Series D Preferred Stock to be purchased:  1,000

         IN WITNESS WHEREOF, the undersigned have executed this Agreement as of the date first-above written.

SHARED TECHNOLOGIES CELLULAR, INC.


By:    /s/   Anthony D. Autorino
   -----------------------------------
         Name:  Anthony D. Autorino
         Title:  Chairman and CEO


PURCHASER NAME:  SWISSCON LIMITED



By:   CORPORATE SERVICES (GUERNSEY) LIMITED
      AS SECRETARIES TO THE COMPANY

         /s/   D. M. LeLievre                        /s/   I. M. Hancock
--------------------------------------               --------------------------
         Name:   D. M. LeLievre                      I. M. Hancock
         Title:     Director                         Director


ADDRESS: All correspondence to:

                   Westbourne, P.O. Box 44,
                   The Grange, St. Peter Port,
                   Guernsey, GY1 38C
                   Tel:   01481 727111
                   Fax:   01481 728317





Number of shares of Series D Preferred Stock to be purchased:  100